     As filed with the Securities and Exchange Commission on July 21, 1997.
                           Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                                  VAXCEL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                             58-2027283
    (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                           Identification No.)

                             154 TECHNOLOGY PARKWAY
                             TECHNOLOGY PARK/ATLANTA
                             NORCROSS, GEORGIA 30092
          (Address, including zip code, of principal executive offices)

                       VAXCEL, INC. 1993 STOCK OPTION PLAN

                      VAXCEL, INC. REPLACEMENT STOCK OPTION
                            PLAN FOR ZYNAXIS OPTIONS

                            (Full title of the plans)

       PAUL J. WILSON III                                              Copy to:
          VAXCEL, INC.                                          GEORGE M. MAXWELL, JR.
    154 TECHNOLOGY PARKWAY                                        ALSTON & BIRD LLP
    TECHNOLOGY PARK/ATLANTA                                       ONE ATLANTIC CENTER
    NORCROSS, GEORGIA 30092                                    1201 WEST PEACHTREE STREET
       (770) 453-0195                                          ATLANTA, GEORGIA 30309-3424
(Name, address, including zip code, and telephone number,             (404) 881-7000
       including area code, of agent for service)

                                              CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                    Proposed               Proposed
                                                                    Maximum                Maximum
          Title of Securities                Amount to            Offering Price           Aggregate             Amount of
           to be Registered               be Registered(1)        Per Share(2)        Offering Price(3)        Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value              1,015,480               $2.09              $2,117,439.50              $641.65
-------------------------------------------------------------------------------------------------------------------------------

(1) Consists of up to 1,000,000 shares of Common Stock that may be issuable upon exercise of options granted under the Vaxcel, Inc. 1993 Stock Option Plan and up to 15,480 shares of Common Stock that may be issuable upon exercise of options of Zynaxis, Inc. that were assumed by the registrant in connection with a business combination with Zynaxis, Inc.
(2) Estimated as the Proposed Maximum Aggregate Offering Price divided by the number of shares to be registered.
(3)  Estimated (pursuant to paragraphs (h) and (c) of Rule 457) as the sum of:
     (i) the average exercise price of outstanding options ($2.18) multiplied by 819,933, the number of options outstanding, and (ii) $1.6875, the average of the bid and asked prices of the Registrant's Common Stock on July 15, 1997, as reported by the OTC Bulletin Board, multiplied by 195,547, the number of additional options that could be granted.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this registration statement and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The prospectus dated April 18, 1997 included in the registration statement on Form S-4 (Registration No. 333-19125) of Vaxcel, Inc. (the "Company" or the "Registrant"), which includes audited financial statements for the year ended December 31, 1996.

         (2)      All other reports filed by the Company pursuant to Section 13
(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996.

         (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on April 11, 1997, including all amendments or reports filed for the purpose of updating such description.

         (4) All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to eliminate or limit personal liability of members of this board of directors or governing body for violations of a director's fiduciary duty of care. However, directors remain liable for breaches of duties of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under Delaware General Corporation Law Section 174 or obtaining an improper personal benefit. In addition, equitable remedies for breach of fiduciary duty, such as injunction or recession, are available.

         Article VII of the Registrant's Certificate of Incorporation provides as follows:

                  No person shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any amendment, repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification. For purposes of this Article VII, "fiduciary duty as a director" also shall include any fiduciary duty arising out of serving at the Corporation's request as a director of another corporation, partnership, limited liability company, joint venture or other enterprise, and "personal liability to the Corporation or its stockholders" also shall include any liability to such other corporation, partnership, limited liability company, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, limited liability company, joint venture, trust or other enterprise.

         Section 145 of the Delaware General Corporation law empowers the Corporation to indemnify its officers and directors under certain circumstances. The pertinent provisions of that statute read as follows:

                  "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  "(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  "(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  "(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the shareholders.

                  "(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an under-taking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other fights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  "(h) For purposes of this section, references to 'the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  "(i) For purposes of this section, references to 'other enterprises' shall include employee benefit plans; references to 'fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to 'serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the corporation' as referred to in this section.

                  "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  "(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

         Article VI of the Certificate of Incorporation of the Registrant provides:

         SECTION 6.1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (hereinafter a "proceeding"), by reason of the fact:

                  (a) that he or she, or a person of whom he or she is the legal representative, is or was a director or Board-elected officer of the Corporation, or

                  (b) that he or she, being at the time a director or Board-elected officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), whether either in case (a) or in case (b) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (or any successor provision or provisions) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the
 .extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including without limitation attorneys' fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection therewith. The persons indemnified by this Article VI are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, trustee, officer, employee or agent of such other enterprise; and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Notwithstanding the foregoing, except as may be provided in the Bylaws or by the Board of Directors, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee (but this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought by the indemnitee in any proceeding) unless such proceeding (or portion thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article VI: (i) shall be a contract right; (ii) shall not be affected adversely as to any indemnitee by any amendment of this Certificate of Incorporation with respect to any alleged action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws, include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition.

         SECTION 6.2. RELATIONSHIP TO OTHER RIGHTS AND PROVISIONS CONCERNING INDEMNIFICATION. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The Bylaws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article VI.

         SECTION 6.3. OTHER OFFICERS, EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any other officer, employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of another enterprise) or to any person who is or was a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, trustee, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article VI in cases of the indemnification and advancement of expenses of directors and Board-elected officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors. If so indemnified, such persons shall be included in the term "indemnitee" or "indemnitees" as used in this Article VI and in the Bylaws of the Corporation.

         In addition, Article VII of the Bylaws of Registrant provides:

         SECTION 7.01. INDEMNIFICATION PROVISIONS IN CERTIFICATE OF INCORPORATION. The provisions of this Article VII are intended to supplement
Article VI of the Certificate of Incorporation pursuant to Sections 6.2 and 6.3 thereof. To the extent that this Article VII contains any provisions inconsistent with said Article VI, the provisions of the Certificate of Incorporation shall govern. Terms defined in such Article VI shall have the same meaning in this Article VII.

         SECTION 7.02. INDEMNIFICATION OF OTHERS. The Corporation may indemnify and advance expenses to its other officers, employees and agents to the same extent as to its directors and Board-elected officers, as set forth in the Certificate of Incorporation and in this Article VII of the Bylaws of the Corporation, and, if so indemnified, such persons shall be included in the term "indemnitee" or "indemnitees" as used in this Article VII of the Bylaws.

         SECTION 7.03. UNDERTAKINGS FOR ADVANCES OF EXPENSES. If and to the extent the Delaware General Corporation Law requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 6.1 of the

Certificate of Incorporation (hereinafter an advancement of expenses") shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under
Article VI of the Certificate of Incorporation or otherwise.

         SECTION 7.04. CLAIMS FOR INDEMNIFICATION. If a claim for indemnification under Section 6.1 of the Certificate of Incorporation is not paid in full by the Corporation within 60 days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in
Section 145 of the Delaware General Corporation Law (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under Article VI of the Certificate of Incorporation or this Article VII or otherwise, shall be on the Corporation.

         SECTION 7.05. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         SECTION 7.06. SEVERABILITY. In the event that any of the provisions of this Article VII (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

         As permitted by applicable statutes, the Registrant has purchased a standard directors' and officers' liability policy that will, subject to certain limitations, indemnify the Registrant and its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacities as such.

         The indemnification provisions in the Company's bylaws may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.           EXHIBITS

      The exhibits included as part of this registration statement are as follows:

            Exhibit Number                                         Description
            --------------                                         -----------
                  4.1                    Registrant's Certificate of Incorporation, as amended (included as Exhibit 3.1 to the Registrant's Registration Statement on
                                         Form S-4 (Registration No. 333-19125) and incorporated herein by reference).

                  4.2                    Registrant's Bylaws, as amended (included as Exhibit 3.2 to the
                                         Registrant's Registration Statement on Form S-4 (Registration
                                         No. 333-19125) and incorporated herein by reference).

                  5                      Opinion of Alston & Bird LLP.

                 23.1                    Consent of Alston & Bird LLP (included in Exhibit 5 above).

                 23.2                    Consents of Ernst & Young LLP and Arthur Andersen LLP.

                 24                      Power of Attorney (included on signature page of this
                                         Registration Statement).

ITEM 9.           UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i)   To include any prospectus required by Section 10
         (a)3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's articles of incorporation, bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         (signatures on following page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on this 21st day of July, 1997.

                                     VAXCEL, INC.



                                     By: /s/ Paul J. Wilson III
                                         --------------------------
                                         Paul J. Wilson III
                                         President and Chief Executive Officer

         Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Paul J. Wilson III and Mark W. Reynolds, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                   Capacity                          Date
         ---------                   --------                          ----

/s/Paul J. Wilson III     President and Chief Executive Officer    July 21, 1997
-----------------------   (Principal Executive Officer)
Paul J. Wilson III

/s/ Mark W. Reynolds      Chief Financial Officer and Secretary    July 21, 1997
-----------------------   (Principal Financial Officer and
Mark W. Reynolds          Principal Accounting Officer)

/s/ Jack L. Bowman        Director                                 July 21, 1997
-----------------------
Jack L. Bowman

/s/ Lyle A. Hohnke                   Director                   July 21, 1997
-------------------------------
Lyle A. Hohnke

/s/ Jack J. Luchese                  Director                   July 21, 1997
-------------------------------
Jack J. Luchese

/s/ Herbert H. McDade, Jr.           Director                   July 21, 1997
-------------------------------
Herbert H. McDade, Jr.

/s/ Paul J. Wilson III               Director                   July 21, 1997
-------------------------------
Paul J. Wilson III

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8


            Exhibit Number                                          Description
            --------------                                          -----------
                  4.1                    Registrant's Certificate of Incorporation, as amended (included as Exhibit 3.1 to the Registrant's Registration Statement on
                                         Form S-4 (Registration No. 333-19125) and incorporated herein by reference).

                  4.2                    Registrant's Bylaws, as amended (included as Exhibit 3.2 to the
                                         Registrant's Registration Statement on Form S-4 (Registration
                                         No. 333-19125) and incorporated herein by reference).

                  5                      Opinion of Alston & Bird LLP.

                 23.1                    Consent of Alston & Bird LLP (included in Exhibit 5 above).

                 23.2                    Consents of Ernst & Young LLP and Arthur Andersen LLP.

                 24                      Power of Attorney (included on signature page of this
                                         Registration Statement).